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                                                                    EXHIBIT 8

                           DEBEVOISE & PLIMPTON
                             875 Third Avenue
                         New York, New York 10022

                        Telephone: (212) 909-6000
                        Telecopy:  (212) 909-6836



Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama  35202

PLC Capital Trust II
c/o Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama  35202


                                                             November 26, 1997


                             Protective Life Corporation
                                PLC Capital Trust II
                          Registration Statement on Form S-3
                          ----------------------------------



Ladies and Gentlemen:

         We have acted as special United States tax counsel to Protective Life Corporation, a Delaware corporation (the "Company") and PLC Capital Trust II, a statutory business trust organized under the laws of Delaware (the "Trust") in connection with the preparation and filing with the Securities and Exchange

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Protective Life Corporation
PLC Capital Trust II                   2                   November 26, 1997

Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-30905) (the "Initial Registration Statement") on July 8, 1997 under the Securities Act of 1933, as amended (the "Act"), in accordance with the procedures of the Commission permitting a delayed or continuous offering pursuant to Rule 415 of the General Rules and Regulations under the Act (the "Rules and Regulations") and a Registration Statement on Form S-3 (File No. 333-39899) on November 10, 1997 pursuant to Rule 462(b) of the Rules and Regulations (the "462(b) Registration Statement" and, together with the Initial Registration Statement, the "Registration Statement") relating to the registration under the Act of 2,300,000 Stock Purchase Units, consisting of Income PRIDES(SM) and Growth PRIDES(SM) (together the "FELINE PRIDES(SM)"), the Company's Common Stock, par value $.50 per share, the Trust's 6-1/2% Trust Originated Preferred Securities (the "Preferred Securities") and certain other securities of the Company.

         The Income PRIDES(SM) initially will be sold to the public pursuant to the Registration Statement and the proceeds from such sale will be applied to purchase the Preferred Securities. The entire proceeds from the sale of the Preferred Securities are to be used by the Trust to purchase 6-1/2% Subordinated Debentures (the "Subordinated Debentures") being issued by the Company.

         In connection with the issuance pursuant to the Registration Statement of the Income PRIDES(SM), you have requested that we render the opinion set forth below. In rendering such opinion, we have examined the Amended and Restated Declaration of Trust of the Trust, dated as of November 20, 1997 (the "Amended Declaration of Trust"), the Certificate of the Trust, dated July 1, 1997, the Registration Statement, the base prospectus, dated July 18, 1997 and the related prospectus supplement, dated November 20, 1997 (the "Prospectus Supplement"), the Preferred Securities Guarantee Agreement, dated as of November 26, 1997, the Common Securities Guarantee Agreement, dated as of November 26, 1997, the Indenture, dated as of June 1, 1994, as supplemented and amended by the First Supplemental Indenture, dated June 9, 1994, the Second Supplemental Indenture, dated August 1, 1994, the Third Supplemental Indenture, dated April 29, 1997 and the Fourth Supplemental Indenture, dated November 20, 1997, the Purchase Contract Agreement, dated as of November 26, 1997, the Pledge Agreement, dated as of November 26, 1997, the Underwriting Agreement, dated November 20, 1997, the Subordinated Debt Securities, the Preferred Securities, the Income PRIDES(SM) and the Growth PRIDES(SM). We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the documents referred to above, and upon

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Protective Life Corporation
PLC Capital Trust II                   3                 November 26, 1997

originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including a letter from Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated November 26, 1997, concerning the anticipated trading activity of the Income PRIDES(SM) and Growth PRIDES(SM) and certain other matters. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. We have also assumed that the Amended Declaration of Trust is valid and enforceable in accordance with its terms and that the Trust will at all times comply with the Delaware Business Trust Act (38 Del. C. Section 3801 et seq.) and the terms of the Amended Declaration of Trust.

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Protective Life Corporation
PLC Capital Trust II                   4                   November 26, 1997

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, under current United States federal income tax law:

         (i) the Trust will be classified as a grantor trust and not as an association taxable as a corporation;

         (ii) the Subordinated Debentures will be classified as indebtedness of the Company; and

        (iii) the statements set forth in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences," to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Debevoise & Plimpton based upon the assumptions stated or referred to therein.

         This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof. Any such changes could adversely affect the opinion expressed herein.

         This opinion is addressed solely to you and no other person may rely on it, provided that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement for the FELINE PRIDES and the Preferred Securities included within the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,


                                       /s/ Debevoise & Plimpton